UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 13, 2006

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

        On October 13, 2006, NetBank, Inc. (“NetBank”) issued a press release to announce the sale of mortgage servicing rights (“MSRs”), a copy of which is attached as Exhibit 99 and incorporated by reference. The MSRs involved in the sale represented approximately 70% of NetBank’s MSR portfolio. The company reported in the press release that the transaction would result in costs of approximately $0.61 per share in the third quarter of 2006 and that management believes the sale will improve the company’s operating profile going forward.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99	Press Release — “NetBank Sells Majority of its Mortgage Servicing Rights”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date:	October 13, 2006	/s/ James P. Gross
(Signature)

James P. Gross
Chief Financial Executive